UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

Renewable Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35397	26-4785427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 South Bell Avenue Ames, Iowa	50010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2016, Renewable Energy Group, Inc. (the “Company”) issued $152.0 million aggregate principal amount of its 4.00% Convertible Senior Notes due 2036 (the “Notes”) in a private placement, which included $20.0 million principal amount of Notes issued and sold pursuant to the exercise of the option granted by the Company to the initial purchasers of the Notes. The Notes are the Company’s senior unsecured obligations, and were issued under an indenture, dated as of June 2, 2016 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Notes will bear interest at a rate of 4.00% per annum, payable semiannually in arrears on June 15 and December 15, beginning on December 15, 2016. The Notes will mature on June 15, 2036, unless earlier repurchased, redeemed or converted.

The Notes will be convertible at the option of the noteholders at any time prior to the close of business on the business day immediately preceding December 15, 2035 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2016 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock, par value $.0001 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each trading day of such five consecutive trading day period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) upon the occurrence of specified corporate events; or (4) if the Company has called the Notes for redemption. On or after December 15, 2035 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion of a Note, the Company will pay or deliver, as the case may be, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election. However, before the Company obtains stockholder approval in accordance with applicable rules of The NASDAQ Stock Market to permit settlement in stock, the Company will be required to elect to deliver solely cash or, subject to certain limitations, a combination of cash and shares of Common Stock upon conversion.

The conversion rate for the Notes is initially 92.8074 shares of Common Stock per $1,000 principal amount of the Notes (equivalent to an initial conversion price of approximately $10.78 per share of Common Stock), subject to adjustment upon the occurrence of certain events. The initial conversion price represents a premium of approximately 25.0% over the last reported sale price of $8.62 per share of the Common Stock on The NASDAQ Global Select Market on May 26, 2016.

The Company may not redeem the Notes prior to June 15, 2021. On or after June 15, 2021, the Company may redeem the Notes, in whole, or from time to time in part, at the Company’s option, for cash at a redemption price generally equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Upon the occurrence of certain fundamental changes, the holders of the Notes may require the Company to repurchase for cash all or a portion of their Notes at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Unless all outstanding Notes have been called for redemption, holders will have the right, at their option, to require the Company to repurchase for cash all or part of their Notes on June 15, 2021, June 15, 2026 and June 15, 2031. The repurchase price will generally be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes, and the interest accrued on such Notes, if any, to be immediately due and payable.

The description above is a summary and is not meant to be a complete description of the Notes. This description is qualified in its entirety by reference to the Indenture, including the form of the Notes, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The net proceeds from the sale of the Notes were approximately $146.9 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by the Company. The Company used approximately $62.0 million of such net proceeds to repurchase $63,912,000 aggregate principal amount of the Company’s outstanding 2.75% convertible senior notes due 2019 (the “2019 Notes”), including accrued but unpaid interest and commissions, in privately negotiated transactions effected through one of the initial purchasers or its affiliate as the Company’s agent. The weighted average purchase price per 2019 Note was approximately 95.29% of the principal amount of the 2019 Notes repurchased. In addition, the Company used approximately $35.1 million of such net proceeds to repurchase 4,060,323 shares of Common Stock, including commissions, from purchasers of Notes in the offering in privately negotiated transactions effected through one of the initial purchasers or its affiliate as the Company’s agent. The price per share of the Common Stock repurchased was $8.62, the last reported sale price on The NASDAQ Global Select Market on the date of pricing of the offering of the Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 of this Current Report above and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The Company issued and sold the Notes to the initial purchasers in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). The purchase agreement with the initial purchasers also contemplated the resale of the Notes to qualified institutional buyers in reliance on Rule 144A under and Section 4(a)(1) of the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers. The shares of Common Stock, if any, issuable upon conversion of the Notes will be issued pursuant to Section 3(a)(9) of the Securities Act.

The information contained in Item 1.01 with respect to the Notes is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of June 2, 2016, between the Company and Wilmington Trust, National Association, as trustee (including form of Note).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2016

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone Chief Financial Officer